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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 9, 2001 (except with respect to the matter discussed in Note 20, as to which the date is April 13, 2001) included in PSC Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.

                                              /S/ ARTHUR ANDERSEN LLP



Portland, Oregon
August 7, 2001